Exhibit 23

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-145640) on Form S-8 of Live Current Media Inc. of our report dated September 10, 2009, with respect to the consolidated financial statements of Live Current Media Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

Vancouver, Canada	/s/ Ernst & Young LLP
March 25, 2010	CHARTERED ACCOUNTANTS